UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 271-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Rice Energy Inc. (the “Company”) held its Annual Meeting of Stockholders in Canonsburg, Pennsylvania on June 1, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to (1) elect three Class II directors to serve on the Board of Directors (the “Board”) for a term of office expiring at the Company’s 2019 annual meeting of stockholders, (2) approve, on an advisory basis, the compensation of the Company’s executive officers, and (3) ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s proxy statement, which was filed with the Securities and Exchange Commission on April 15, 2016.

Proposal No. 1: The election of election of three Class II directors nominated by our Board to serve until the Company’s 2019 annual meeting of stockholders was approved as follows:

Director Name	For	Withheld	Broker Non-Votes
Robert F. Vagt	112,172,691	1,518,817	8,138,435
Toby Z. Rice	110,965,102	2,726,406	8,138,435
Steven C. Dixon	112,923,798	767,710	8,138,435

There were no abstentions on this proposal.

Proposal No. 2: The compensation of the Company’s executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
112,680,020	753,903	257,585	8,138,435

Proposal No. 3: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved as follows:

For	Against	Abstain
121,647,543	35,354	147,046

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: June 2, 2016

3